As filed with the Securities and Exchange Commission on November 6, 2018

Registration No. 333-_____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________________________

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

________________________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	33-0145723 (I.R.S. Employer Identification No.)
1048 Industrial Court Suwanee, GA (Address of Principal Executive Offices)	30024 (Zip Code)

Digirad Corporation 2018 Incentive Plan

(Full title of the plan)

Matthew G. Molchan

President and Chief Executive Officer

Digirad Corporation

1048 Industrial Court

Suwanee, Georgia 30024

(Name and address of agent for service)

(858) 726-1600

(Telephone number, including area code, of agent for service)

Copy to:

Adam W. Finerman, Esq.
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
(212) 451-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller reporting company ☐
Emerging growth company ☐

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	1,883,378 shares	$1.26(3)	$2,373,056.28(3)	$287.62(3)

1. As described in the Explanatory Note in this registration statement, the number of shares of common stock, par value $0.0001 per share (“Common Stock”) of Digirad Corporation (the “Company” or the “Registrant”) registered hereby consists of (a) 1,500,000 shares being registered for the first time pursuant to the Digirad Corporation 2018 Incentive Plan (the “2018 Plan”), plus (b) 383,378 shares (the “Carryover Shares”) previously registered under the Digirad Corporation 2014 Equity Incentive Award Plan (the “2014 Plan”) on Form S-8, filed with the Securities and Exchange Commission on June 6, 2014 (Registration Statement No. 333-196562) (the “2014 Plan S-8”). The Carryover Shares were either available for future grants under the 2018 Plan as of April 27, 2018, the date of adoption of the 2018 Plan, or have again become available since April 27, 2018, for issuance pursuant to the reserved share replenishment provisions of the 2014 Plan and may now be issued under the 2018 Plan. A post-effective amendment to the 2014 Plan S-8 to deregister the Carryover Shares is being filed contemporaneously with the filing of this registration statement.

2. In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

3. Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are calculated based on the average of the high and low prices of the Registrant’s common stock on the NASDAQ Global Market on November 2, 2018. The Registrant is paying registration fees solely with respect to the 1,500,000 shares of Common Stock being newly registered hereby.  The registration fees with respect to the Carryover Shares were paid upon filing of the 2014 Plan S-8 as described in Footnote 1 above, and no further registration fees are required with respect to the Carryover Shares.

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EXPLANATORY NOTE

The shareholders of Digirad Corporation (the “Company” or the “Registrant”) approved the Digirad Corporation 2018 Incentive Plan (the “2018 Plan”) on April 27, 2018 (the “Effective Date”).  As provided in the 2018 Plan, the following shares of common stock, par value $0.0001 per share (“Common Stock”) are available for issuance under the 2018 Plan: (a) up to 1,500,000 shares of Common Stock (the “New Shares”); (b)  shares of Common Stock (of which there were 308,670 shares) remaining available for future grants under the Digirad Corporation 2014 Equity Incentive Award Plan (the “2014 Plan”) as of the Effective Date (the “Effective Date Shares”); and (c) shares of Common Stock that, after the Effective Date, would again become available for issuance pursuant to the reserved share replenishment provisions of the 2014 Plan (the “Replenishment Shares”) as a result of (i) stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or (ii) restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares. As of November 2, 2018, there were 74,708 Replenishment Shares. The Replenishment Shares and the Effective Date Shares are collectively referred to herein as the “Carryover Shares.” The Company’s authority to grant new awards under the 2014 Plan terminated upon shareholder approval of the 2018 Plan on the Effective Date.

The purpose of this registration statement is to register the New Shares and the Carryover Shares.  The Carryover Shares consist of 383,378 shares previously registered under the 2014 Plan on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2014 (Registration Statement No. 333-196562) (the “2014 Plan S-8”).  The 2014 Plan S-8 registered an aggregate of 1,506,733 shares of Common Stock.  A post-effective amendment to the 2014 Plan S-8 to deregister the Carryover Shares is being filed contemporaneously with the filing of this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by this Part I has been omitted from this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

The following documents filed with the Commission by the Company are hereby incorporated by reference herein:

  Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (including the material incorporated by reference to the proxy statement contained in the Registrant’s Schedule 14A) filed with the Commission on February 28, 2018;
  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018; June 30, 2018; and September 30, 2018, filed with the Commission on May 7, 2018; August 3, 2018; and November 5, 2018, respectively;
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    Current Reports on Form 8-K filed on October 12, 2018; September 10, 2018; June 1, 2018; May 1, 2018; April 3, 2018; February 26, 2018; and February 2, 2018; (excluding any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items); and
    The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A filed under Section 12(g) of the Exchange Act on June 3, 2004, including any subsequent amendment or report filed for the purpose of updating or amending such description.

  All documents subsequently filed with the Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Notwithstanding the foregoing, the Registrant is not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the Commission.

  Item 4. Description of Securities.

  Not applicable.

  Item 5.  Interests of Named Experts and Counsel.

  Not applicable.

  Item 6. Indemnification of Officers and Directors.

  As permitted by Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”), the Company has adopted provisions in its restated certificate of incorporation and restated bylaws that limit or eliminate the personal liability of its directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the Company, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to the Company or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

    any breach of the director’s duty of loyalty to the Company or its stockholders;
    any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
    any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or
    any transaction from which the director derived an improper personal benefit.
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  These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. The Company’s restated certificate of incorporation also authorizes the Company to indemnify its officers, directors and other agents to the fullest extent permitted under Delaware law.

  As permitted by Section 145 of the DGCL, the Company’s restated bylaws provide that:

    the Company may indemnify its directors, officers, and employees to the fullest extent permitted by the DGCL, subject to limited exceptions;
    the Company may advance expenses to its directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and
    the rights provided in its restated bylaws are not exclusive.

  The Company has purchased a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

  Item 7. Exemption from Registration Claimed.

  Not applicable.

  Item 8.  Exhibits.

Exhibit No.	Exhibit Description
4.1	Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 3, 2006).
4.2

  Certificate of Designation of Rights, Preferences and Privileges of Series B Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 24, 2013).

4.3	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on May 1, 2018).
4.4

  Amended and Restated Bylaws of Digirad Corporation dated May 4, 2007 and Amendment No. 1 to the Amended and Restated Bylaws of Digirad Corporation dated April 5, 2017 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q filed with the Commission on May 1, 2017).

4.5	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-113760) filed with the Commission on March 19, 2004).
5.1*	Opinion of Olshan Frome Wolosky LLP.
23.1*	Consent of Independent Registered Public Accounting Firm – BDO USA, LLP.
23.2*	Consent of Olshan Frome Wolosky LLP (included in its opinion filed herewith as Exhibit 5.1).

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24*	Powers of Attorney (included on the signature page to this Registration Statement).
99.1	Digirad Corporation 2018 Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed May 1, 2018).
99.2*	Form of 2018 Incentive Plan Restricted Stock Unit Agreement.
99.3*	Form of 2018 Incentive Plan Restricted Stock Unit Agreement (Performance Based).

  _________________________

  * Filed herewith.

  Item 9. Undertakings.

  (a)       The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suwanee, State of Georgia, on November 6, 2018.

DIGIRAD CORPORATION

By:	/s/ Matthew G. Molchan
Matthew G. Molchan
President, Chief Executive Officer and
Interim Chief Financial Officer

  POWER OF ATTORNEY

  Each of the undersigned officers and directors of Digirad Corporation a Delaware corporation, hereby constitutes and appoints Matthew G. Molchan his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that the said attorney-in-fact or his substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Matthew G. Molchan	Director, President, Chief Executive Officer and Interim Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 6, 2018
Matthew G. Molchan

/s/ Jeffrey E. Eberwein	Director (Chairman of the Board of Directors)	November 6, 2018
Jeffrey E. Eberwein

/s/ John M. Climaco	Director	November 6, 2018
John M. Climaco

/s/ Michael A. Cunnion	Director	November 6, 2018
Michael A. Cunnion

/s/ John W. Sayward	Director	November 6, 2018
John W. Sayward

/s/ Dimitrios J. Angelis	Director	November 6, 2018
Dimitrios J. Angelis